UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On May 5, 2009, Target Corporation distributed the following to its employees:

To: All Target Team Members Worldwide

Subject: A Message from Gregg Steinhafel

May 5, 2009

In less than four weeks, on May 28, Target will host its 2009 Annual Shareholders’ Meeting. As you likely know, Bill Ackman of Pershing Square has launched the first proxy contest in Target’s history in an attempt to replace four of our current directors with his own slate of candidates.

Target shareholders, including team member shareholders, have a choice between Target’s independent nominees with significant experience in Target’s retail and credit card businesses or the nominees personally selected by Bill Ackman.

As a Target team member, you can help support your company in the following ways:

•                  If you are a shareholder of Target, I urge you to vote for Target’s independent nominees – Mary Dillon, Richard Kovacevich, George Tamke and Sol Trujillo – by promptly following the instructions on the WHITE proxy card you received in the mail. Please do not vote any gold proxy cards you receive – for any reason. Keep in mind that only your last dated proxy card counts.

•                  Please remain focused on your role of delivering outstanding value, continuous innovation and a superior guest experience by consistently fulfilling our “Expect More. Pay Less” brand promise. Through our collective efforts, we will make Target an even stronger, more agile company

Thank you for your continued commitment. You play a critical part in our ability to drive profitable growth and generate long-term value for all shareholders. Your vote is important in this election; we urge you to vote today using the WHITE proxy card so that your voice is heard on May 28.

If you have questions, need a replacement proxy card or would like further assistance voting your Target shares, please email investorrelations@target.com or contact either of our proxy solicitors:

MacKenzie Partners, Inc.	OR	Georgeson
800-322-2885		866-295-8105

Important Information

Target, its directors, and certain of its officers and other employees are participants in the solicitation of proxies from Target’s shareholders in connection with Target’s 2009 Annual Meeting.  Important information concerning the identity and interests of these persons is available in the proxy statement that Target filed with the SEC on April 21, 2009 and the Schedule 14A that Target filed with the SEC on April 23, 2009.

Target has filed a definitive proxy statement in connection with its 2009 Annual Meeting.  The definitive proxy statement, any other relevant documents, and other materials filed with the SEC concerning Target are available free of charge at http://www.sec.gov and http://investors.target.com.  Shareholders should read carefully the definitive proxy statement and the accompanying WHITE proxy card before making any voting decision.

Gregg Steinhafel

¤Target